                                                                   EXHIBIT 10.37

                         EXECUTIVE EMPLOYMENT AGREEMENT

    This Employment Contract ("Agreement") is entered into as of May 1, 1998 ("Effective Date") by and between the California Culinary Academy, Inc., A California Corporation ("Employer") and CHARLES E. WHITE ("Employee").

                                    RECITALS

    WHEREAS Employer is doing business as a culinary educational institution and wishes to avail itself of the services of Employee; and

    WHEREAS Employee has expertise and experience and is willing to perform and provide certain services for Employer, all in accordance with the following terms and conditions;

    NOW THEREFORE, in consideration of the fore going premises and mutual covenants herein contained, the parties hereto agree as follows:

                                   AGREEMENT

1.  EMPLOYMENT

    The Employer hereby agrees to employ the Employee, and the Employee agrees to serve the Employer as its Vice President and Chief Financial Officer for the period stated in Paragraph 3 hereof, and upon other terms and conditions as herein provided.

2.  POSITION AND RESPONSIBILITIES

    The Employee shall exert his best efforts and devote all his business time and attention to the affairs of the Employer except as provided in paragraph 4(a) below. The Employee shall serve as the Vice President and Chief Financial Officer with overall responsibility for Finance and Accounting, Legal, Human Resources and Benefit Administration, Contract Negotiations, SEC Reporting, Insurance Programs, Office Management, Business Plan Development and other such duties as may be assigned or amended by the President and/or the Board of Directors of the Employer from time to time. The Employee shall be subject to the restrictions, limitations and guidelines set forth by resolutions of the Board of Directors adopted by the Board. As Vice President and Chief Financial Officer, the Employee will report directly to the President of Employer.

3.  TERM

    The term of this Agreement shall be for a five (5) year period, commencing on May 1, 1998 (the "Effective Date") and ending on April 30, 2003 ("Termination Date"), subject to the termination provisions set forth in Paragraph 13 hereafter.

4.  DUTIES

    During the period of his employment hereunder and except for illness, specified vacation periods and reasonable leaves of absence, the Employee shall devote his best efforts and all his business time, attention and skill and efforts to the business and affairs of the Employer and its affiliated companies, as such business and affairs now exist and as they may hereinafter be changed or added to under and pursuant to the general direction of the Board of Directors of the Employer; provided, however, that with the approval of the Board of Directors of the Employer, the Employee may serve, or continue to serve, on the Board of Directors of, or hold any other offices or positions in, companies or

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organizations which, in such Board's judgement, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially effect the performance of Employee's duties pursuant to this Agreement. The Employer shall retain full direction and control of the means and methods by which the Employee performs services for which he is employed hereunder.

    (a) The Employer acknowledges that the Employee has been associated with Pea Soup Andersen's, a California Corporation, for the past twelve years. Employee shall be allowed to continue Employee's association with Pea Soup Andersen's as long as Employee's association does not interfere in any way with Employee's duties under this contract and that said involvement does not require employee to be away from Employer's office more than eight days a year.

5.  COMPENSATION

    During the period of employment under this Agreement, the Employer shall pay the Employee as compensation for his services the sum of $150,000 per year ($12,500 per month)("Base Compensation"), or such higher salary as may be, from time to time, approved by the Board of Directors.

6.  BONUS

    Employee shall have an opportunity to earn a bonus of 10% of his or her annual base salary when the annual operating plan and profits are achieved. In the event that the operating revenue and the profit plan is exceeded by 5% - 9%, a bonus of 20% of base salary will be awarded. In the event that the operating revenue and the profit plan is exceeded by 10% or more, 30% of the base salary will be awarded provided that the Board of Directors and President are satisfied with executive's people skills and performance of required duties.

7.  BENEFITS

    During the term of this Agreement, the Employee shall be entitled to the following Employer-paid benefits:

    (A) MEDICAL AND DENTAL COVERAGE. Commencing May 1, 1998 the Employee, his wife and those children who qualify will be eligible to participate in the Employer's current Employee Group Medical and Dental Insurance Programs on the same basis as other executives of the Employer.

    (B) DISABILITY INSURANCE. Commencing May 1, 1998 the Employee will be eligible to participate in the Employer's current Executive Disability Insurance Program on the same basis as other executives of Employer.

    (C) LIFE INSURANCE. If the Employee qualifies for coverage, the Employer agrees to purchase and maintain a policy of term life insurance on the Employee in the amount of $15,000, to remain in effect for the duration of the Agreement.

    (D) HOLIDAYS. Employee shall be entitled to seven fixed holidays and one floating holiday per calendar year.

    (E) SICK DAYS. Employee shall be entitled to six sick days during each year employment under the Agreement. Said sick days shall not accrue beyond ten days at any given time.

    (F) VACATION. The Employee shall be entitled to fifteen paid days of vacation per year of employment.

    (G) PARKING ALLOWANCE. The Employer will provide the Employee with a parking allowance of $150 per month.

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    (H)  401K PARTICIPATION.  Employee shall also be entitled to immediately participate in Employer's 401K program.

8.  STOCK OPTIONS

    The Employer will grant the Employee options to purchase a total of 50,000 shares of Common Stock of the Employer which shall be exercisable in accordance with the following schedule and the following purchase prices:

               DATE OPTION MAY        NO. OF     PURCHASE PRICE       OPTION
OPTION           BE EXERCISED         SHARES        PER SHARE     EXPIRATION DATE
-----------  --------------------  ------------  ---------------  ---------------

Number 1     November 1, 1998          10,0000      $    7.25        May 1, 2003

Number 2     May 1, 1999               10,0000      $    7.25        May 1, 2003

Number 3     November 1, 1999          10,0000      $    7.25        May 1, 2003

Number 4     May 1, 2000               10,0000      $    7.25        May 1, 2003

Number 5     November 1, 2000          10,0000      $    7.25        May 1, 2003

    Options granted to Employee shall be subject to the terms of Employer's Stock Option Plans and Standard Stock Option Agreement letter.

9.  DISABILITY

    If, during the term of this Agreement, the Employee becomes disabled or incapacitated hereunder by reason of illness or other physical or mental incapacity and is unable to properly perform Employees responsibilities, the Employer shall continue to pay the Employee his then-current salary for the first three (3) months of such Disability, less sums equal to the amount received by the Employee under the Employer's Disability Insurance Policy and/or Program.

10. OBLIGATIONS OF EMPLOYEE DURING AND AFTER EMPLOYMENT

    (a) The Employee agrees that during the term of his employment under this Agreement, he will engage in no other business activities directly or indirectly which are or may be competitive with or which might place him in a competing position to that of the Employer, or any of its affiliated companies with the exception of his affiliation with Pea Soup Andersen's as set forth in Paragraph 4(a) above.

    (b) The Employee realizes that during the course of his employment, the Employee will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data formula, inventions, patents, copyrights, concepts, ideas, specifications, trade secrets, customer lists, student lists and secret inventions and processes of the Employer and its affiliated companies. Therefore, during or subsequent to his employment by the Employer, or by an affiliated company, the Employee agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Employer in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to the Employer's business, or the business of an affiliated company, which the Employee shall prepare, or use, or come into contact with, shall remain the sole property of the Employer, or of an affiliated company, and shall not be removed from the Employer's or the affiliated company's premises without the Employer's written consent and shall be promptly returned to the Employer upon termination of employment with the Employer and its affiliated companies.

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11. NON COMPETE

    In the event that Employee terminates his employment under this Agreement, Employee shall, not, for a period of six (6) months after working for Employer, work for, in any capacity, direct competitors of Employer. For the purpose of this Agreement direct competitors shall be defined as any organization offering culinary certificate or degree educational programs to the general public.

12. EXPENSES

    The Employer will reimburse the Employee for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement. The Employee shall present to the President from time to time an itemized account of such expenses, along with all appropriate back-up documentation, as will be required by the Employer.

13. TERMINATION

    (A)  TERMINATION FOR CAUSE:

    During the first two years of the term of this Agreement (May 1, 1998 to May 1, 2000) there can be no termination of the Employee except for "Termination for Cause" as outlined below:

    Notwithstanding anything herein to the contrary, the Employer may, without liability, terminate the Employee's employment hereunder for cause at any time upon written notice from the Board of Directors specifying such cause, and thereafter the Employer's obligations hereunder shall cease and terminate; provided, however, that such written notice shall not be delivered until after the Board of Directors shall have given the Employee written notice specifying the conduct alleged to have constituted such cause and the Employee has failed to cure such conduct, if curable, within ten (10) days following receipt of such notice. Grounds for "Termination for Cause" include, but are not limited to, one or more of the following:

       (1) A willful breach of duty by Employee during the course of his employment;

       (2) Habitual neglect of duty by the Employee;

       (3) The Employee's failure to perform and/or meet the objective measurable standards set by the Board of Directors;

       (4) Action or inaction by the Employee which places the Employer in circumstances of financial peril;

       (5) Dishonest or illegal conduct of the Employee.

    (B)  TERMINATION WITHOUT CAUSE:

    After completion of two years of employment hereunder, the Board of Directors may terminate the employment of the Employee upon ninety (90) days written notice without cause by a majority vote, if, in the opinion of the Board of Directors, the Employee has failed to discharge his duties and responsibilities to the satisfaction of the Board.

14. SALE OF COMPANY

    In the event that Employer is sold to another company the stock options granted to Employee under this Agreement shall immediately become fully vested to Employee. In the event that Employee is not retained by the acquiring company under the terms of this Agreement or other terms acceptable to Employee, Employee shall be entitled to severance pay equal to one (1) year of Employee's most recent Base Compensation.

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15. REPRESENTATION AND WARRANTY

    Employee represents and warrants that Employee is not bound by any covenant or agreement, oral or written, which prohibits Employee from entering into this Agreement and from being Employed by Employer.

16. SEVERABILITY

    If any one or more of the provisions hereof shall be held to be invalid, illegal or unenforceable, the validity and enforceability of its other provisions shall not be affected thereby.

17. NON-TRANSFER OF RIGHTS AND OBLIGATIONS

    The Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall Employee's rights be subject to encumbrance or to the claims of the Employer's creditors. Nothing in this Agreement shall prevent consolidation of the Employer with, or its merger into, any other corporation, or the sale by the Employer of all or substantially all of its assets.

18. NOTICE

    Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and hand delivered or mailed prepaid as appropriate to Employers President at the address of Employer's corporate offices or the Employee at the most recent address in Employee's personnel file.

19. ARBITRATION

    Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the city of San Francisco, California in accordance with the Rules of the American Arbitration Association, and the judgement upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof.

20. GOVERNING LAW

    This Agreement shall be governed by and construed according to the laws of the State of California.

21. MODIFICATION

    This Agreement contains the entire understanding of the parities and may not be amended, supplemented, or discharged except by an instrument in writing signed by the parties hereto.

22. BINDING EFFECT

    This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors; and assigns.

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IN WITNESS WHEREOF, The parties hereto have executed this Agreement as of the date first above written.

Dated:              12/10/98               CALIFORNIA CULINARY ACADEMY
          --------------------------

                                           By           /s/ KEITH KEOGH
                                              -----------------------------------
                                                    Keith Keogh, President

Dated:              12/10/98               By        /s/ CHARLES E. WHITE
          --------------------------          -----------------------------------
                                                       Charles E. White

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                        ADDENDUM TO EMPLOYMENT AGREEMENT

    The purpose of this Addendum entered into as of June 1, 1999 ("Effective Date") is to amend and add provisions to the Employment agreement ("Agreement") dated May 1, 1998 by and between the California Culinary academy, Inc., a California Corporation ("Employer") and CHARLES E. WHITE ("Employee") and when executed will become a part of said Agreement.

                                    RECITALS

    WHEREAS, certain shareholders of Employer have announced that they intend to vote out the existing Board of Directors at the next Shareholders meeting and attempt to sell Employer, and

    WHEREAS, Employee is concerned that his/her position in the company may not be secure do to the possibility of a change in the composition of the Board of Directors and/or the sale of Employer, and

    WHEREAS, Such concerns may cause employee to seek employment elsewhere, and

    WHEREAS, Employees continuing to service to Employer is important to insure a continuity of management and to maintain shareholder value, and

    NOW THEREFORE, to insure employees continuing service, to free Employee from the concern that a change in the make up of the Employer's Board of Directors will negatively impact employee's status with the Employer and to allow Employee to dedicate his/her full time, attention and energy to Employer's business, the following provision is hereby added to Agreement:

22. CHANGE OF BOARD

    In the event of a change in the composition of the Employer's Board of Directors ("Existing Board") resulting in a majority of the present directors of Employer not constituting a majority ("Board Change") and Employee elects within 120 days of said majority change to sever his/her employment with Employer or if Employee is terminated by Employer within 120 days of said Board change, Employee shall be entitled to severance pay equal to one (1) year of Employee's most recent base compensation and one year of continuing medical insurance coverage and all stock options previously granted to Employees shall become fully vest to Employee. Notwithstanding the above, directors of Employer who were elected by or on recommendation of Existing Board shall be excluded in determining that a change in the majority of existing Board has taken place.

    IN WITNESS THEREOF, the parties hereto have executed this Addendum as of the date first above written:

Date: 6/17/99                              California Culinary Academy, Inc.
      -------------------

                                           By:         /s/ KEITH H. KEOGH
                                              -----------------------------------
                                                   Keith H. Keogh, President

Date: 6/17/99                              By:        /s/ CHARLES E. WHITE
      -------------------                     -----------------------------------
                                                       Charles E. White

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